EXHIBIT 99.1

j2 Global Reports Q2 2008 Results

Revenues of $60.7 million; EPS of $0.37
Subscriber Revenues Up 13% Versus Q2 2007
Record First Half Free Cash Flow

LOS ANGELES—August 5, 2008—j2 Global Communications, Inc. [NASDAQGS:JCOM] today reported financial results for the second quarter ended June 30, 2008.

SECOND QUARTER 2008 RESULTS

Subscriber revenues for Q2 2008 increased 13% to $59.5 million from $52.6 million in Q2 2007.

Total revenues in Q2 2008 increased 12% to $60.7 million from $54.0 million in Q2 2007. Net earnings per diluted share for Q2 2008 increased 12% to $0.37 from $0.33 in Q2 2007. SFAS 123(R) (expensing for stock-based compensation) expense impacted Q2 2008 earnings and net earnings per diluted share by $1.4 million and $0.03, respectively.

The Company achieved record Q2 free cash flow for the quarter of $23.0 million resulting in record free cash flow for the first half of any year of $50.0 million.

During Q2 2008, the Company repurchased approximately 1.0 million shares for approximately $21 million in cash, under its previously announced five million share repurchase program. On July 9, 2008 the Company completed the program. The Company ended the quarter with 44.3 million shares outstanding, approximately $150 million in cash and investments.

Key financial results for second quarter 2008 versus second quarter 2007 are as follows:

	Q2 2008	Q2 2007	% Change
Subscriber Revenues	$59.5 million	$52.6 million	13%
Total Revenues	$60.7 million	$54.0 million	12%
Net Earnings per Diluted Share (1)	$0.37	$0.33	12%
(1) The estimated effective tax rate was approximately 32% and 30% for Q2 2008 and Q2 2007, respectively.

“For 2008 we established goals to enhance our gross and operating margins and to invest our cash in higher return assets,” said Scott Turicchi, president of j2 Global. “We are pleased with the progress we have made to date, as we have improved our margin structure from Q4 2007 and deployed more than $140 million in stock repurchases and acquiring two businesses.”

BUSINESS OUTLOOK

“I am pleased that during the quarter we added more than 64,000 net paid DIDs, driven in large part by the growth of our voice services,” said Hemi Zucker, chief executive officer of j2 Global. “Our organic growth combined with our acquisition of Phone People has positioned us as a leader in the voice services space - a significant achievement given the competitive landscape, early stage of adoption of these services and challenging economic environment.”

2008 Guidance

The Company reaffirms its previously announced fiscal 2008 revenue guidance of between $240 million and $270 million. The Company also reaffirms its previously announced fiscal 2008 net earnings per diluted share guidance of between $1.45 and $1.65.

About j2 Global Communications
Founded in 1995, j2 Global Communications, Inc. provides outsourced, value-added messaging and communications services to individuals and businesses around the world. j2 Global’s network spans more than 3,100 cities in 45 countries on five continents. The Company offers faxing and voicemail solutions, document management solutions, Web-initiated conference calling, and unified-messaging and communications services. j2 Global markets its services principally under the brand names eFax®, eFax BroadcastTM, eFax Corporate®, eFax DeveloperTM, Fax.comTM, jBlast®, RapidFAXTM, Send2Fax®, jConnect®, Onebox®, eVoice®, eVoice ReceptionistTM, Onebox ReceptionistTM, Phone People® , YAC® and Electric Mail®. As of December 31, 2007, j2 Global had achieved 12 consecutive fiscal years of revenue growth and 6 consecutive fiscal years of positive and growing operating earnings. For more information about j2 Global, please visit www.j2global.com.

Contact:
Jeff Adelman j2 Global Communications, Inc. 323-372-3617 press@j2global.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Act of 1995, particularly those contained in the “Business Outlook” portion (and specifically 2008 Guidance). These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: Subscriber growth and retention; variability of revenue based on changing conditions in particular industries and the economy generally; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments surrounding unified messaging and telecommunications, including but not limited to the imposition of additional taxation or regulatory-related fees; and the numerous other factors set forth in j2 Global’s filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting j2 Global, refer to the 2007 Annual Report on Form 10-K filed by j2 Global on February 25, 2008, and the other reports filed by j2 Global from time-to-time with the SEC, each of which is available at www.sec.gov. The financial estimates provided in the “Business Outlook” portion of this press release (and specifically 2008 Guidance) are based on limited information available to the Company at this time, which is subject to change. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these financial estimates.

j2 GLOBAL COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS)

	JUNE 30,	DECEMBER 31,
	2008	2007

ASSETS
Cash and cash equivalents	$138,784	$154,220
Short-term investments	61	54,297
Accounts receivable,
net of allowances of $2,849 and $1,378, respectively	15,129	15,365
Prepaid expenses and other current assets	4,287	5,061
Deferred income taxes	1,724	1,724

Total current assets	159,985	230,667

Long-term investments	11,068	21,241
Property and equipment, net	21,235	23,511
Goodwill	67,257	39,452
Other purchased intangibles, net	33,837	29,220
Deferred income taxes	7,174	6,113
Other assets	164	205

TOTAL ASSETS	$300,720	$350,409

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$22,768	$17,516
Income taxes payable	3,815	4,649
Deferred revenue	14,018	14,708

Total current liabilities	40,601	36,873

Accrued income tax liability	34,310	30,863
Other	30	59

Total liabilities	74,941	67,795

Commitments and contingencies	—	—

Total stockholders' equity	225,779	282,614

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$300,720	$350,409

j2 GLOBAL COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2008	2007	2008	2007

Revenues
Subscriber	$59,537	$52,613	$116,752	$102,906
Other	1,140	1,367	2,573	5,215

Total revenue	60,677	53,980	119,325	108,121

Cost of revenues (including share-based compensation of $212 and $387 for the three and six months of 2008, respectively, and $140 and $322 for the three and six months of 2007, respectively)	11,725	10,232	23,356	21,222

Gross profit	48,952	43,748	95,969	86,899

Operating expenses:
Sales and marketing (including share-based compensation of $328 and $666 for the three and six months of 2008, respectively, and $264 and $542 for the three and six months of 2007, respectively)	10,585	9,672	20,799	18,452
Research, development and engineering (including share-based compensation of $191 and $405 for the three and six months of 2008, respectively, and $184 and $357 for the three and six months of 2007, respectively)	3,011	2,976	6,158	5,689
General and administrative (including share-based compensation of $1,243 and $2,543 for the three and six months of 2008, respectively, and $1,114 and $2,211 for the three and six months of 2007, respectively)	11,292	8,950	22,449	18,775

Total operating expenses	24,888	21,598	49,406	42,916

Operating earnings	24,064	22,150	46,563	43,983

Interest and other income, net	563	2,398	1,891	4,123

Earnings before income taxes	24,627	24,548	48,454	48,106

Income tax expense	7,897	7,470	14,930	14,589

Net earnings	$16,730	$17,078	$33,524	$33,517

Basic net earnings per common share	$0.38	$0.35	$0.73	$0.68

Diluted net earnings per common share	$0.37	$0.33	$0.71	$0.66

Basic weighted average shares outstanding	44,142,748	49,108,309	45,700,933	48,966,111

Diluted weighted average shares outstanding	45,688,869	51,007,561	47,026,104	50,844,416

j2 GLOBAL COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

	SIX MONTHS ENDED JUNE 30,
	2008	2007

Cash flows from operating activities:
Net earnings	$33,524	$33,517
Adjustments to reconcile net earnings to net cash
provided by operating activities:
Depreciation and amortization	6,340	4,570
Share-based compensation	4,001	3,549
Tax benefit of vested restricted stock	—	5
Tax benefit of stock option exercises	—	3,694
Excess tax benefits from share-based compensation	(443)	(2,943)
Deferred income taxes	(1,062)	(208)
Loss on disposal of fixed assets	28	194
Decrease (increase) in:
Accounts receivable, net	480	(922)
Prepaid expenses and other current assets	1,576	632
Other assets	46	114
(Decrease) increase in:
Accounts payable and accrued expenses	5,106	(3,061)
Income taxes payable	(616)	(1,381)
Deferred revenue	(767)	2,663
Accrued income tax liability	3,067	9,373
Other	(29)	(24)

Net cash provided by operating activities	51,251	49,772

Cash flows from investing activities:
Net purchases of available-for-sale investments	—	(34,575)
Sales of available-for-sale investments	36,170	—
Redemptions/Sales of held-to-maturity investments	27,883	5,656
Purchases of property and equipment	(1,265)	(3,035)
Acquisition and asset purchase agreements, net of cash received	(33,278)	(87)
Purchases of intangible assets	(1,664)	(3,066)

Net cash provided by (used in) investing activities	27,846	(35,107)

Cash flows from financing activities:
Repurchases of common stock	(97,336)	(10,184)
Repurchases of restricted stock	(82)	(36)
Issuance of common stock under employee stock
purchase plan	112	132
Exercise of stock options	973	4,672
Excess tax benefits from share-based compensation	443	2,943
Repayment of long-term debt	—	(147)

Net cash used in financing activities	(95,890)	(2,620)

Effect of exchange rate changes on cash and cash equivalents	1,357	497

Net Increase (decrease) in cash and cash equivalents	(15,436)	12,542

Cash and cash equivalents, beginning of period	154,220	95,605

Cash and cash equivalents, end of period	$138,784	$108,147